UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011
POPULAR, INC.
(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	001-34084	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip code)
(787) 765-9800

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 10, 2011, Popular North America, Inc. (“PNA”), the parent bank holding company of all of the U.S. mainland operations of Popular, Inc. (the “Corporation”), exchanged $233.2 million in aggregate principal amount of the $275 million 6.85% Senior Notes due 2012, fully and unconditionally guaranteed by the Corporation (the “2012 Notes”), issued by PNA on December 21, 2007 for (1) $78.0 million aggregate principal amount of 7.47% Senior Notes due 2014, (2) $35.2 million aggregate principal amount of 7.66% Senior Notes due 2015 and (3) $120.0 million aggregate principal amount of 7.86% Senior Notes due 2016 (collectively, the “Securities”) issued by PNA, also fully and unconditionally guaranteed by the Corporation. After the exchange, $41.8 million in aggregate principal amount of the 2012 Notes remains outstanding.
The Securities were issued pursuant to the Indenture, dated as of October 1, 1991, as supplemented by the First Supplemental Indenture, dated as of February 28, 1995, the Second Supplemental Indenture, dated as of May 8, 1997, and the Third Supplemental Indenture, dated as of August 5, 1999, among PNA, the Corporation, as guarantor, and The Bank of New York Mellon, as successor trustee.
The Specimens for the Securities are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Popular North America, Inc. 7.47% Senior Note Due 2014.

4.2	Popular North America, Inc. 7.66% Senior Note Due 2015.

4.3	Popular North America, Inc. 7.86% Senior Note Due 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)
Date: June 13, 2011	By:	/s/ Ileana González
Ileana González
Senior Vice President and Corporate Comptroller